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                         [COOPERS & LYBRAND LETTERHEAD]
                                                                  EXHIBIT 23.3

                        CONSENT OF CHARTERED ACCOUNTANTS

We hereby consent to the inclusion in the Amendment #1 to the registration statement of Bear Island Paper Company, L.L.C. and Bear Island Finance
Company II, on Form S-4 (file number 333-42201) to be dated January 23, 1998, of our report dated January 14, 1997, relating to our audits of the consolidated financial statements of F.F. Soucy, Inc., included in the prospectus, which is part of the registration statement. We also consent to the reference to our firm under the caption "Experts".

/s/ Coopers & Lybrand

General Partnership
Chartered Accountants

Montreal, Quebec
January 22, 1998